                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes


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Pricing Supplement No. 14                                   Trade Date: 04/15/02
(To Prospectus dated March 22, 2000 and                     Issue Date: 04/18/02
Prospectus Supplement dated December 20, 2001)

The date of this Pricing Supplement is April 16, 2002


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
       CUSIP
         or
    Common Code       Principal Amount     Interest Rate      Maturity Date     Price to Public
    -----------       ----------------     -------------      -------------     ---------------
     91131UDL5          $6,092,000.00          5.00%             04/15/08             100%




  Interest Payment
     Frequency                              Subject to          Dates and terms of redemption
    (begin date)      Survivor's Option     Redemption        (including the redemption price)
    -------------     -----------------     ----------        --------------------------------
      10/15/02               Yes                Yes                    100% 04/15/03
   semi-annually                                                  semi-annually thereafter




                        Discounts and
  Proceeds to UPS        Commissions        Reallowance           Dealer          Other Terms
  ---------------        -----------        -----------           ------          -----------
   $6,009,758.00         $82,242.00            $1.75             ABN AMRO
                                                                Financial
                                                              Services, Inc.


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